WHITESTONE REIT
REPORTS THIRD QUARTER 2021 RESULTS

Houston, Texas, October 26, 2021 - Whitestone REIT (NYSE: WSR) (“Whitestone” or the “Company”) today announced its operating and financial results for the third quarter of 2021. Whitestone creates neighborhood center communities in its high-quality open-air shopping centers that it acquires, owns, manages, develops, and redevelops primarily in the largest, fastest-growing, high-household-income markets in the Sunbelt.

“Our third quarter results mark another successive quarter of improving performance for Whitestone’s operations, which were driven by our expansion in occupancy and strong leasing and the progress that we are making on our long-term targets of reducing debt and scaling G&A. Our strategic choice to be in business-friendly, high-growth markets continues to yield positive performance, evidenced by growth in NOI, ABR and leasing spreads. With the reactivation of our growth plan through our recent acquisition in Texas, we are actively vetting our pipeline of potential future acquisitions to strategically expand our portfolio with high-quality properties that meet our robust criteria. Bottom line, we are pleased to demonstrate continued improvement in our quarterly and long-term results, and we remain laser focused on continuing to strengthen these key performance pillars to continue building long-term value for all of our stakeholders.”

–Jim Mastandrea, Chairman and Chief Executive Officer

Financial Summary:
All per share amounts are on a diluted per common share and operating partnership (“OP”) unit basis unless stated otherwise.

•Net Revenues of $32.4 million and $92.1 million in the three and nine months ended September 30, 2021, respectively.
•Net Income attributable to common shareholders of $0.06 and $0.21 per share in the three and nine months ended September 30, 2021, respectively.
•Funds from Operations ("FFO") Core of $0.25 and $0.75 per share in the three and nine months ended September 30, 2021, respectively.
•General and Administrative Expenses, as a percentage of revenue, of 16.4% for the nine months ended September 30, 2021. This compares to 16.9% for the year ended December 31, 2020. (1)
•Net debt to EBITDAre-Adjusted improved to 8.1X for the quarter ended September 30, 2021. This compares to 9.4X for the quarter ended September 30, 2020.
•Same-Store Net Operating Income ("NOI") of $20.7 million for the three months ended September 30, 2021, representing an increase of 7% from the three months ended September 30, 2020.

Third Quarter Operating and Financial Highlights:
All per share amounts are on a diluted per common share and operating partnership (“OP”) unit basis unless stated otherwise.

•Revenues of $32.4 million versus $30.6 million in prior quarter and $29.9 million in same period 2020.
•Net Income attributable to common shareholders per share of $0.06 versus $0.12 in prior quarter and $0.02 in third quarter 2020.
•FFO Core per share of $0.25 compared to $0.26 in the prior quarter and $0.23 in third quarter 3Q 2020.
•Same-store NOI increased 7% from third quarter 2020.
•Comparable GAAP-based leasing spreads of 13.1% for the quarter.
•Debt to undepreciated real estate assets improved to 51% vs 55% from a year ago.
•Annualized Base Rent per leased square foot grew to $20.41 from $19.95 from the prior quarter.

Financial Results
Reconciliations of Net Income Attributable to Whitestone REIT to FFO, FFO Core and NOI are included herein.

Net income attributable to common shareholders for the quarter ended September 30, 2021 was $2.9 million, or $0.06 per diluted share. Net income attributable to common shareholders for the quarter ended September 30, 2020 was $0.9 million, or $0.02 per diluted share.

FFO for the quarter ended September 30, 2021 was $10.7 million, or $0.22 per diluted share, as compared to $8.5 million, or $0.19 per diluted share for the quarter ended September 30, 2020. FFO Core for the quarter ended September 30, 2021 was $12.3 million, or $0.25 per diluted share, compared to $10.1 million, or $0.23 per diluted share for the quarter ended September 30, 2020.

Operating Results

For the periods ending September 30, 2021, 2020 and 2019 the Company’s operating highlights were as follows:

	Third Quarter 2021	Third Quarter 2020	Third Quarter 2019
Occupancy:
Wholly Owned Properties – Same Store	90.2%	88.9%
Wholly Owned Properties – Same Store	90.4%	89.1%	90.4%
Wholly Owned Properties – All	89.9%	88.9%	90.4%
Same Store Property Net Operating Income Change (2)	6.8%	(4.5)%	2.7%

Rental Rate Growth - Total (GAAP Basis):	13.1%	11.0%	14.4%
New Leases	5.4%	2.9%	6.6%
Renewal Leases	14.1%	13.9%	16.4%

Leasing Transactions:
Number of New Leases	38	32	26
New Leases - Lease Term Revenue (millions)	$12.7	$9.9	$9.3
Number of Renewal Leases	65	46	42
Renewal Leases - Lease Term Revenue (millions)	$20.3	$9.7	$9.4

Real Estate Portfolio Update

Community Centered PropertiesTM Portfolio Statistics:

As of September 30, 2021, Whitestone wholly owned 59 Community-Centered PropertiesTM with 5.1 million square feet of gross leasable area ("GLA"). Five of the 59 Community-Centered PropertiesTM are land parcels held for future development. The portfolio is comprised of 31 properties in Texas, 27 in Arizona and 1 in Illinois. Whitestone’s Community-Centered PropertiesTM are located in the MSA's of Austin (4), Chicago (1), Dallas-Fort Worth (9), Houston (15), Phoenix (27), and San Antonio (3). In addition to being business friendly, these are six of the top markets in the country in terms of size, economic strength and population growth. 2017 estimates show the projected 5-year population growth rates for Austin and Dallas-Fort Worth to be 9.7%, San Antonio to be 8.6%, Houston to be 8.0%, and Phoenix to be 6.6%(3). The Company’s properties in these markets are generally located on the best retail corners embedded in high-household-income communities. The Company also owns an 81.4% equity interest in and manages eight properties containing 0.9 million square feet of GLA through its investment in Pillarstone OP.

At the end of the third quarter, the Company’s diversified tenant base was comprised of 1,509 tenants, with the largest tenant accounting for only 2.7% of annualized base rental revenues. Lease terms range from less than one year for smaller tenants to more than 15 years for larger tenants. Whitestone’s leases generally include minimum monthly lease payments and tenant reimbursements for payment of taxes, insurance and maintenance, and typically exclude restrictive lease clauses.

Balance Sheet and Liquidity

At September 30, 2021, Whitestone had $10.9 million in cash and cash equivalents, $81.8 million of availability and $155.5 million of capacity under its credit facility.

The Company has undepreciated real estate assets of $1.2 billion at September 30, 2021.

At September 30, 2021, 52 of the Company’s wholly owned 59 properties were unencumbered by mortgage debt, with an undepreciated cost basis of $883.3 million. At September 30, 2021, the Company had total real estate debt, net of cash, of $608.2 million, of which approximately 86% was subject to fixed interest rates. The Company’s weighted average interest rate on all fixed rate debt as of the end of the third quarter was 4.1% and the weighted average remaining term was 3.6 years.

Dividend

On September 13, 2021, the Company declared a quarterly cash distribution of $0.1075 per common share and OP unit for the fourth quarter of 2021, to be paid in three equal installments of $0.035833 in October, November and December of 2021.

Conference Call Information

In conjunction with the issuance of its financial results, the Company invites you to listen to its earnings release conference call to be broadcast live on Wednesday, October 27, 2021 at 10:00 A.M. Central Time. The call will be led by Jim Mastandrea, Chairman and Chief Executive Officer, and Dave Holeman, Chief Financial Officer. Conference call access information is as follows:

To listen to a webcast of the conference call, click on the Investor Relations tab of the Company’s website, www.whitestonereit.com, and then click on the webcast link. A replay of the call will be available on Whitestone’s website via the webcast link until the Company’s next earnings release. Additional information about Whitestone can be found on the Company’s website.

Dial-in number for domestic participants:        1-877-705-6003
Dial-in number for international participants:    1-201-493-6725

The conference call will be recorded, and a telephone replay will be available through Wednesday, November 10, 2021. Replay access information is as follows:

Replay number for domestic participants:        1-844-512-2921
Replay number for international participants:    1-412-317-6671
Passcode (for all participants):            13721235

Supplemental Financial Information

The third quarter earnings release and supplemental data package will be located in the “News and Events” and “Financial Reporting” tabs of the Investor Relations section of the Company’s website at www.whitestonereit.com. For those without internet access, the earnings release and supplemental data package will be available by mail upon request. To receive a copy, please call the Company’s Investor Relations line at (713) 435-2219.

About Whitestone REIT

Whitestone is a community-centered shopping center REIT that acquires, owns, manages, develops, and redevelops high-quality open-air neighborhood centers primarily in the largest, fastest-growing, high-household income markets in the Sunbelt. Whitestone creates communities that thrive through creating local connections between consumers in the surrounding communities and a well-crafted mix of national, regional and local tenants that provide daily necessities, needed services, entertainment and experiences. Whitestone is a monthly dividend-paying stock and has consistently paid dividends for more than 15 years. Whitestone’s strong, balanced and managed capital structure provides stability and flexibility for growth, and positions Whitestone to perform well through economic cycles. For additional information, please visit www.whitestonereit.com.

Footnotes:

(1) Inclusive of pro rata share of revenue of unconsolidated investment in real estate partnership.
(2) Excludes straight-line rent, amortization of above/below market rates and lease termination fees for both periods
(3) Source: Claritas, as of April 2017.

Forward-Looking Statements

This Report contains forward-looking statements within the meaning of the federal securities laws, including discussion and analysis of our financial condition, pending acquisitions and the impact of such acquisitions on our financial condition and results of operations, anticipated capital expenditures required to complete projects, amounts of anticipated cash distributions to our shareholders in the future and other matters.  These forward-looking statements are not historical facts but are the intent, belief or current expectations of our management based on its knowledge and understanding of our business and industry.  Forward-looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “potential,” “predicts,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” or the negative of such terms and variations of these words and similar expressions, although not all forward-looking statements include these words.  These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

Factors that could cause actual results to differ materially from any forward-looking statements made in this Report include: uncertainties related to the COVID-19 pandemic, including the unknown duration and economic, operational and financial impacts of the COVID-19 pandemic and the actions taken or contemplated by U.S. and local governmental authorities or others in response to the pandemic on our business, employees and tenants, including, among others, (a) changes in tenant demand for our properties, (b) financial challenges confronting major tenants, including as a result of decreased customers’ willingness to frequent, and mandated stay in place orders that have prevented customers from frequenting, some of our tenants’ businesses and the impact of these issues on our ability to collect rent from our tenants; (c) operational changes implemented by us, including remote working arrangements, which may put increased strain on our IT systems and create increased vulnerability to cybersecurity incidents, (d) significant reduction in our liquidity due to a reduced borrowing base under our 2019 Facility and limited ability to access the capital markets and other sources of financing on attractive terms or at all, and (e) prolonged measures to contain the spread of COVID-19 or the premature easing of government-imposed restrictions implemented to contain the spread of COVID-19; adverse economic or real estate developments or conditions in Texas or Arizona, Houston and Phoenix in particular, including as a result of a surge in COVID-19 cases in such areas and the impact on our tenants’ ability to pay their rent, which could result in bad debt allowances or straight-line rent reserve adjustments; the imposition of federal income taxes if we fail to qualify as a real estate investment trust (“REIT”) in any taxable year or forego an opportunity to ensure REIT status; uncertainties related to the national economy, the real estate industry in general and in our specific markets, including, but not limited to, the significant volatility and disruption in the global financial markets caused by the COVID-19 pandemic; legislative or regulatory changes, including changes to laws governing REITs and the impact of the legislation commonly known as the Tax Cuts and Jobs Act; increases in interest rates, operating costs or general and administrative expenses; availability and terms of capital and financing, both to fund our operations and to refinance our indebtedness as it matures; decreases in rental rates or increases in vacancy rates; litigation risks; lease-up risks, including leasing risks arising from exclusivity and consent provisions in leases with significant tenants; our inability to renew tenant leases or obtain new tenant leases upon the expiration of existing leases; our inability to generate sufficient cash flows due to market conditions, competition, uninsured losses, changes in tax or other applicable laws; the need to fund tenant improvements or other capital expenditures out of operating cash flow; the risk that we are unable to raise capital for working capital, acquisitions or other uses on attractive terms or at all, and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission from time to time.

Non-GAAP Financial Measures

This release contains supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles (“GAAP”) including EBITDAre, EBITDAre-Adjusted, FFO, FFO Core, and NOI. Following are explanations and reconciliations of these metrics to their most comparable GAAP metric.

EBITDAre: The National Association of Real Estate Investment Trusts (“NAREIT”) defines EBITDAre as net income computed in accordance with GAAP, plus interest expense, income tax expense, depreciation and amortization and impairment write-downs of depreciable property and of investments in unconsolidated affiliates caused by a decrease in value of depreciable property in the affiliate, plus, or minus losses and gains on the disposition of depreciable property, including losses/gains on change in control and adjustments to reflect the entity’s share of EBITDAre of the unconsolidated affiliates and consolidated affiliates with non-controlling interests. The Company calculates EBITDAre in a manner consistent with the NAREIT definition. Management believes that EBITDAre represents a supplemental non-GAAP performance measure that provides investors with a relevant basis for comparing REITs. There can be no assurance the EBITDAre as presented by the Company is comparable to similarly titled measures of other REITs. EBITDAre should not be considered as alternatives to net income or other measurements under GAAP as indicators of operating performance or to cash flows from operating, investing or financing activities as measures of liquidity. EBITDAre does not reflect working capital changes, cash expenditures for capital improvements or principal payments on indebtedness.

EBITDAre-Adjusted: The Company also presents EBITDAre-Adjusted as an additional supplemental measure as we believe it is reflective of the core operating performance of our portfolio of properties. EBITDAre-Adjusted is defined as NAREIT EBITDAre excluding charges and gains related to non-cash and non-operating transactions and other events that could affect the comparability of operating results. Specific examples of items excluded from EBITDAre-Adjusted include, but are not limited to, share-based compensation and management fees, net of related costs. There can be no assurance that EBITDAre-Adjusted as presented by the Company is comparable to similarly titled measures of other REITs. EBITDAre-Adjusted should not be considered an alternative to net income or other measurements under GAAP as indicators of operating performance or to cash flows from operating, investing or financing activities as measures of liquidity. EBITDAre-Adjusted does not reflect working capital changes, cash expenditures for capital improvements or principal payments on indebtedness.

FFO: Funds From Operations: The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (loss) (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains or losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. We calculate FFO in a manner consistent with the NAREIT definition and also include adjustments for our unconsolidated real estate partnership. Management uses FFO as a supplemental measure to conduct and evaluate our business because there are certain limitations associated with using GAAP net income (loss) alone as the primary measure of our operating performance. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time.  Because real estate values instead have historically risen or fallen with market conditions, management believes that the presentation of operating results for real estate companies that use historical cost accounting is insufficient by itself.  In addition, securities analysts, investors and other interested parties use FFO as the primary metric for comparing the relative performance of equity REITs. FFO should not be considered as an alternative to net income or other measurements under GAAP, as an indicator of our operating performance or to cash flows from operating, investing or financing activities as a measure of liquidity.  FFO does not reflect working capital changes, cash expenditures for capital improvements or principal payments on indebtedness. Although our calculation of FFO is consistent with that of NAREIT, there can be no assurance that FFO presented by us is comparable to similarly titled measures of other REITs.

FFO Core: Funds From Operations Core: Management believes that the computation of FFO in accordance with NAREIT’s definition includes certain items that are not indicative of the results provided by our operating portfolio and affect the comparability of our period-over-period performance. These items include, but are not limited to, legal settlements, proxy contest fees, debt extension costs, non-cash share-based compensation expense, rent support agreement payments received from sellers on acquired assets, management fees and acquisition costs. Therefore, in addition to FFO, management uses FFO Core, which we define to exclude such items. Management believes that these adjustments are appropriate in determining FFO Core as they are not indicative of the operating performance of our assets. In addition, we believe that FFO Core is a useful supplemental measure for the investing community to use in comparing us to other REITs as many REITs provide some form of adjusted or modified FFO. However, there can be no assurance that FFO Core presented by us is comparable to the adjusted or modified FFO of other REITs.

NOI: Net Operating Income: Management believes that NOI is a useful measure of our property operating performance. We define NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Other REITs may use different methodologies for calculating NOI and, accordingly, our NOI may not be comparable to other REITs. Because NOI excludes general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, and our pro rata share of NOI of equity method investments, it provides a performance measure that, when compared year-over-year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. We use NOI to evaluate our operating performance since NOI allows us to evaluate the impact that factors such as occupancy levels, lease structure, lease rates and tenant base have on our results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about our property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of our overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes and gain or loss on sale or disposition of assets, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties.

Same Store NOI: Management believes that Same Store NOI is a useful measure of the Company’s property operating performance because it includes only the properties that have been owned for the entire period being compared, and that it is frequently used by the investment community. Same Store NOI assists in eliminating differences in NOI due to the acquisition or disposition of properties during the period being presented, providing a more consistent measure of the Company’s performance. The Company defines Same Store NOI as operating revenues (rental and other revenues, excluding straight-line rent adjustments, amortization of above/below market rents, and lease termination fees) less property and related expenses (property operation and maintenance and real estate taxes), Non-Same Store NOI, and NOI of our investment in Pillarstone OP (pro rata). We define “Non-Same Stores” as properties that have been acquired since the beginning of the period being compared and properties that have been sold, but not classified as discontinued operations. Other REITs may use different methodologies for calculating Same Store NOI, and accordingly, the Company's Same Store NOI may not be comparable to that of other REITs.

Investor and Media Relations:
Rebecca Elliott
Vice President, Corporate Communications
Whitestone REIT
(713) 435-2219
ir@whitestonereit.com

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	September 30, 2021	December 31, 2020

ASSETS
Real estate assets, at cost
Property	$1,165,274	$1,106,426
Accumulated depreciation	(183,383)	(163,712)
Total real estate assets	981,891	942,714
Investment in real estate partnership	34,408	33,979
Cash and cash equivalents	10,858	25,777
Restricted cash	106	179
Escrows and acquisition deposits	10,437	9,274
Accrued rents and accounts receivable, net of allowance for doubtful accounts (1)	21,991	23,009
Receivable due from related party	651	335
Unamortized lease commissions, legal fees and loan costs	8,356	7,686
Prepaid expenses and other assets(2)	2,371	2,049
Total assets	$1,071,069	$1,045,002

LIABILITIES AND EQUITY
Liabilities:
Notes payable	$618,649	$644,185
Accounts payable and accrued expenses(3)	44,563	50,918
Payable due to related party	530	125
Tenants' security deposits	7,718	6,916
Dividends and distributions payable	5,333	4,532
Total liabilities	676,793	706,676
Commitments and contingencies:	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of September 30, 2021 and December 31, 2020	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 48,839,594 and 42,391,316 issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	48	42
Additional paid-in capital	618,963	562,250
Accumulated deficit	(221,277)	(215,809)
Accumulated other comprehensive loss	(9,726)	(14,400)
Total Whitestone REIT shareholders' equity	388,008	332,083
Noncontrolling interest in subsidiary	6,268	6,243
Total equity	394,276	338,326
Total liabilities and equity	$1,071,069	$1,045,002

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2021	December 31, 2020
(1) Accrued rents and accounts receivable, net of allowance for doubtful accounts
Tenant receivables	$19,898	$22,956
Accrued rents and other recoveries	17,833	16,348
Allowance for doubtful accounts	(15,919)	(16,426)
Other receivables	179	131
Total accrued rents and accounts receivable, net of allowance for doubtful accounts	$21,991	$23,009

(2) Operating lease right of use assets (net)	$316	$592
(3) Operating lease liabilities	$323	$603

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands)

	Three Months Ended			% Change From
	September 30, 2021	June 30, 2021	September 30, 2020	June 30, 2021	September 30, 2020
Revenues
Rental(1)	$32,069	$30,152	$28,868	6%	11%
Management, transaction, and other fees	375	466	1,032	(20)%	(64)%
Total revenues	32,444	30,618	29,900	6%	9%

Operating expenses
Depreciation and amortization	7,340	7,105	7,171	3%	2%
Operating and maintenance	5,789	5,444	5,029	6%	15%
Real estate taxes	4,589	4,160	4,670	10%	(2)%
General and administrative	5,672	4,730	5,860	20%	(3)%
Total operating expenses	23,390	21,439	22,730	9%	3%

Other expenses (income)
Interest expense	6,142	6,143	6,400	—%	(4)%
(Gain) loss on sale or disposal of assets, net	48	(224)	18	N.M. (2)	N.M.
Interest, dividend and other investment income	(31)	(23)	(71)	35%	(56)%
Total other expenses	6,159	5,896	6,347	4%	(3)%

Income before equity investment in real estate partnership and income tax	2,895	3,283	823	(12)%	252%

Equity in earnings of real estate partnership	151	189	196	(20)%	(23)%
Provision for income tax	(100)	(87)	(105)	15%	(5)%
Income from continuing operations	2,946	3,385	914	(13)%	222%

Gain on sale of property from discontinued operations	—	1,833	—	N.M.	N.M.
Income from discontinued operations	—	1,833	—	N.M.	N.M.

Net income	2,946	5,218	914	(44)%	222%

Less: Net income attributable to noncontrolling interests	47	92	14	(49)%	236%

Net income attributable to Whitestone REIT	$2,899	$5,126	$900	(43)%	222%

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share data)

	Three Months Ended			% Change From
	September 30, 2021	June 30, 2021	September 30, 2020	June 30, 2021	September 30, 2020
Basic Earnings Per Share:
Net income from continuing operations attributable to Whitestone REIT excluding amounts attributable to unvested restricted shares	$0.06	$0.08	$0.02	(25)%	200%
Income from discontinued operations attributable to Whitestone REIT	—	0.04	—	N.M.	N.M.
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.06	$0.12	$0.02	(50)%	200%
Diluted Earnings Per Share:
Net income from continuing operations attributable to Whitestone REIT excluding amounts attributable to unvested restricted shares	$0.06	$0.08	$0.02	(25)%	200%
Income from discontinued operations attributable to Whitestone REIT	—	0.04	—	N.M.	N.M.
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.06	$0.12	$0.02	(50)%	200%

Weighted average number of common shares outstanding:
Basic	46,883	43,378	42,346	8%	11%
Diluted	47,825	44,125	43,440	8%	10%

Consolidated Statements of Comprehensive Income (Loss)

Net income	$2,946	$5,218	$914	(44)%	222%

Other comprehensive income (loss)

Unrealized gain (loss) on cash flow hedging activities	1,273	1,289	1,241	(1)%	3%

Comprehensive income (loss)	4,219	6,507	2,155	(35)%	96%

Less: Net income attributable to noncontrolling interests	47	92	14	(49)%	236%
Less: Comprehensive income (loss) attributable to noncontrolling interests	20	21	43	(5)%	(53)%

Comprehensive income (loss) attributable to Whitestone REIT	$4,152	$6,394	$2,098	(35)%	98%

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands)

	Three Months Ended			% Change From
	September 30, 2021	June 30, 2021	September 30, 2020	June 30, 2021	September 30, 2020
(1) Rental
Rental revenues	$23,177	$22,238	$21,808	4%	6%
Recoveries	8,720	8,057	8,339	8%	5%
Bad debt	172	(143)	(1,279)	220%	113%
Total rental	$32,069	$30,152	$28,868	6%	11%

(2) Not Meaningful

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands)

	Nine Months Ended September 30,		% Change From September 30,
	2021	2020	2020
Revenues
Rental(1)	$90,916	$86,116	6%
Management, transaction, and other fees	1,191	1,965	(39)%
Total revenues	92,107	88,081	5%

Operating expenses
Depreciation and amortization	21,458	21,112	2%
Operating and maintenance	16,072	15,021	7%
Real estate taxes	12,787	13,591	(6)%
General and administrative	16,036	15,604	3%
Total operating expenses	66,353	65,328	2%

Other expenses (income)
Interest expense	18,417	19,561	(6)%
(Gain) loss on sale or disposal of assets, net	(177)	882	N.M.
Interest, dividend and other investment income	(103)	(206)	(50)%
Total other expenses	18,137	20,237	(10)%

Income before equity investment in real estate partnership and income tax	7,617	2,516	203%

Equity in earnings of real estate partnership	429	752	(43)%
Provision for income tax	(274)	(288)	(5)%
Income from continuing operations	7,772	2,980	161%

Gain on sale of property from discontinued operations	1,833	—	N.M.
Income from discontinued operations	1,833	—	N.M.

Net income	9,605	2,980	222%

Less: Net income attributable to noncontrolling interests	165	58	184%

Net income attributable to Whitestone REIT	$9,440	$2,922	223%

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share data)

	Nine Months Ended September 30,		% Change From September 30,
	2021	2020	2020
Basic Earnings Per Share:
Net income from continuing operations attributable to Whitestone REIT excluding amounts attributable to unvested restricted shares	$0.17	$0.07	143%
Income from discontinued operations attributable to Whitestone REIT	0.04	—	N.M.
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.21	$0.07	200%
Diluted Earnings Per Share:
Net income from continuing operations attributable to Whitestone REIT excluding amounts attributable to unvested restricted shares	$0.17	$0.07	143%
Income from discontinued operations attributable to Whitestone REIT	0.04	—	N.M.
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.21	$0.07	200%

Weighted average number of common shares outstanding:
Basic	44,268	42,202	5%
Diluted	45,108	43,040	5%

Consolidated Statements of Comprehensive Income (Loss)

Net income	$9,605	$2,980	222%

Other comprehensive income (loss)

Unrealized gain (loss) on cash flow hedging activities	4,783	(10,395)	N.M.

Comprehensive income (loss)	14,388	(7,415)	N.M.

Less: Net income attributable to noncontrolling interests	165	58	184%
Less: Comprehensive income (loss) attributable to noncontrolling interests	82	(203)	N.M.

Comprehensive income (loss) attributable to Whitestone REIT	$14,141	$(7,270)	N.M.

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands)

	Nine Months Ended September 30,		% Change From September 30,
	2021	2020	2020
(1) Rental
Rental revenues	$67,041	$65,591	2%
Recoveries	24,375	24,976	(2)%
Bad debt	(500)	(4,451)	89%
Total rental	$90,916	$86,116	6%

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Net income from continuing operations	$7,772	$2,980
Net income from discontinued operations	1,833	—
Net income	9,605	2,980
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21,458	21,112
Amortization of deferred loan costs	822	839
(Gain) loss on sale or disposal of assets and loan forgiveness, net	(177)	882
Bad debt	500	4,451
Share-based compensation	4,066	3,980
Equity in earnings of real estate partnership	(429)	(752)
Changes in operating assets and liabilities:
Escrows and acquisition deposits	(1,163)	522
Accrued rents and accounts receivable	518	(6,123)
Receivable due from related party	(316)	(825)
Unamortized lease commissions, legal fees and loan costs	(2,531)	(958)
Prepaid expenses and other assets	1,548	2,145
Accounts payable and accrued expenses	(1,572)	131
Payable due to related party	405	538
Tenants' security deposits	802	298
Net cash provided by operating activities	31,703	29,220
Cash flows from investing activities:
Acquisitions of real estate	(53,364)	—
Additions to real estate	(6,058)	(5,808)
Proceeds from note receivable	—	922
Net cash used in investing activities	(59,422)	(4,886)
Net cash provided by investing activities of discontinued operations	1,833	—
Cash flows from financing activities:
Distributions paid to common shareholders	(14,063)	(20,771)
Distributions paid to OP unit holders	(248)	(430)
Proceeds from issuance of common shares, net of offering costs	53,335	2,241
Payments of exchange offer costs	(49)	(43)
Proceeds from notes payable	—	1,734
Net proceeds from (payments of) credit facility	(25,000)	30,000
Repayments of notes payable	(2,403)	(11,514)
Repurchase of common shares	(678)	(2,076)
Net cash provided by (used in) financing activities	10,894	(859)
Net increase (decrease) in cash, cash equivalents and restricted cash	(14,992)	23,475
Cash, cash equivalents and restricted cash at beginning of period	25,956	15,643
Cash, cash equivalents and restricted cash at end of period (1)	$10,964	$39,118

(1)     For a reconciliation of cash, cash equivalents and restricted cash, see supplemental disclosures below.

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
Supplemental Disclosures
(in thousands)

	Nine Months Ended September 30,
	2021	2020
Supplemental disclosure of cash flow information:
Cash paid for interest	$17,732	$18,790
Cash paid for taxes	$364	$353
Non cash investing and financing activities:
Disposal of fully depreciated real estate	$284	$34
Financed insurance premiums	$1,712	$1,431
Value of shares issued under dividend reinvestment plan	$45	$74
Value of common shares exchanged for OP units	$—	$1,138
Change in fair value of cash flow hedge	$4,783	$(10,395)

	September 30,
	2021	2020
Cash, cash equivalents and restricted cash
Cash and cash equivalents	$10,858	$38,990
Restricted cash	106	128
Total cash, cash equivalents and restricted cash	$10,964	$39,118

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended			Change From
	September 30, 2021	June 30, 2021	September 30, 2020	June 30, 2021	September 30, 2020
FFO (NAREIT) AND FFO CORE
Net income attributable to Whitestone REIT	$2,899	$5,126	$900	(43)%	222%
Adjustments to reconcile to FFO:(1)
Depreciation and amortization of real estate assets	7,305	7,068	7,125	3%	3%
Depreciation and amortization of real estate assets of real estate partnership (pro rata)	440	409	386	8%	14%
(Gain) loss on sale or disposal of assets, net	48	(224)	18	121%	167%
Gain on sale of property from discontinued operations	—	(1,833)	—	N.M.	N.M.
(Gain) loss on sale or disposal of properties or assets of real estate partnership (pro rata)(2)	1	(20)	24	N.M.	N.M.
Net income attributable to noncontrolling interests	47	92	14	(49)%	236%
FFO (NAREIT)	10,740	10,618	8,467	1%	27%
Adjustments to reconcile to FFO Core:
Share-based compensation expense	1,563	1,244	1,645	26%	(5)%
FFO Core	$12,303	$11,862	$10,112	4%	22%

FFO PER SHARE AND OP UNIT CALCULATION
Numerator:
FFO	$10,740	$10,618	$8,467	1%	27%
FFO Core	$12,303	$11,862	$10,112	4%	22%
Denominator:
Weighted average number of total common shares - basic	46,883	43,378	42,346	8%	11%
Weighted average number of total noncontrolling OP units - basic	773	773	776	—%	—%
Weighted average number of total common shares and noncontrolling OP units - basic	47,656	44,151	43,122	8%	11%

Effect of dilutive securities:
Unvested restricted shares	942	747	1,094	26%	(14)%
Weighted average number of total common shares and noncontrolling OP units - diluted	48,598	44,898	44,216	8%	10%

FFO per common share and OP unit - basic	$0.23	$0.24	$0.20	(4)%	15%
FFO per common share and OP unit - diluted	$0.22	$0.24	$0.19	(8)%	16%

FFO Core per common share and OP unit - basic	$0.26	$0.27	$0.23	(4)%	13%
FFO Core per common share and OP unit - diluted	$0.25	$0.26	$0.23	(4)%	9%

(1)    Includes pro-rata share attributable to real estate partnership.
(2)    Included in equity in earnings of real estate partnership on the consolidated statements of operations and comprehensive income (loss).

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

			% Change
	Nine Months Ended September 30,		From September 30,
	2021	2020	2020
FFO (NAREIT) AND FFO CORE
Net income attributable to Whitestone REIT	$9,440	$2,922	223%
Adjustments to reconcile to FFO:(1)
Depreciation and amortization of real estate assets	21,353	20,943	2%
Depreciation and amortization of real estate assets of real estate partnership (pro rata)	1,254	1,262	(1)%
(Gain) loss on sale or disposal of assets, net	(177)	882	N.M.
Gain on sale of property from discontinued operations	(1,833)	—	N.M.
(Gain) loss on sale or disposal of properties or assets of real estate partnership (pro rata)(2)	(19)	78	(124)%
Net income attributable to noncontrolling interests	165	58	184%
FFO (NAREIT)	30,183	26,145	15%
Adjustments to reconcile to FFO Core:
Share-based compensation expense	4,275	4,167	3%
FFO Core	$34,458	$30,312	14%

FFO PER SHARE AND OP UNIT CALCULATION
Numerator:
FFO	$30,183	$26,145	15%
FFO Core excluding amounts attributable to unvested restricted common shares	$34,458	$30,312	14%
Denominator:
Weighted average number of total common shares - basic	44,268	42,202	5%
Weighted average number of total noncontrolling OP units - basic	773	836	(8)%
Weighted average number of total common shares and noncontrolling OP units - basic	45,041	43,038	5%

Effect of dilutive securities:
Unvested restricted shares	840	838	—%
Weighted average number of total common shares and noncontrolling OP units - diluted	45,881	43,876	5%

FFO per common share and OP unit - basic	$0.67	$0.61	10%
FFO per common share and OP unit - diluted	$0.66	$0.60	10%

FFO Core per common share and OP unit - basic	$0.77	$0.70	10%
FFO Core per common share and OP unit - diluted	$0.75	$0.69	9%

(1)    Includes pro-rata share attributable to real estate partnership.

(2)    Included in equity in earnings of real estate partnership on the consolidated statements of operations and comprehensive income (loss).

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(continued)
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
PROPERTY NET OPERATING INCOME
Net income attributable to Whitestone REIT	$2,899	$900	$9,440	$2,922
General and administrative expenses	5,672	5,860	16,036	15,604
Depreciation and amortization	7,340	7,171	21,458	21,112
Equity in earnings of real estate partnership	(151)	(196)	(429)	(752)
Interest expense	6,142	6,400	18,417	19,561
Interest, dividend and other investment income	(31)	(71)	(103)	(206)
Provision for income taxes	100	105	274	288
Gain on sale of property from discontinued operations	—	—	(1,833)	—
Management fee, net of related expenses	83	81	246	246
(Gain) loss on sale or disposal of assets, net	48	18	(177)	882
NOI of real estate partnership (pro rata)	1,003	990	2,846	3,250
Net income attributable to noncontrolling interests	47	14	165	58
NOI	23,152	21,272	66,340	62,965
Non-Same Store NOI (1)	(730)	—	(730)	—
NOI of real estate partnership (pro rata)	(1,003)	(990)	(2,846)	(3,250)
NOI less Non-Same Store NOI and NOI of real estate partnership (pro rata)	21,419	20,282	62,764	59,715
Same Store straight-line rent adjustments	(507)	(61)	(1,201)	558
Same Store amortization of above/below market rents	(177)	(149)	(618)	(584)
Same Store lease termination fees	(79)	(727)	(306)	(1,028)
Same Store NOI (2)	$20,656	$19,345	$60,639	$58,661

(1)    We define “Non-Same Store” as properties that have been acquired since the beginning of the period being compared and properties that have been sold, but not classified as discontinued operations. For purposes of comparing the three months ended September 30, 2021 to the three months ended September 30, 2020, Non-Same Store includes properties acquired between July 1, 2020 and September 30, 2021 and properties sold between July 1, 2020 and September 30, 2021, but not included in discontinued operations. For purposes of comparing the nine months ended September 30, 2021 to the nine months ended September 30, 2020, Non-Same Store includes properties acquired between January 1, 2020 and September 30, 2021 and properties sold between January 1, 2020 and September 30, 2021, but not included in discontinued operations.

(2)    We define “Same Store” as properties that have been owned during the entire period being compared. For purposes of comparing the three months ended September 30, 2021 to the three months ended September 30, 2020, Same Store includes properties owned before July 1, 2020 and not sold before September 30, 2021. For purposes of comparing the nine months ended September 30, 2021 to the nine months ended September 30, 2020, Same Store includes properties owned before January 1, 2020 and not sold before September 30, 2021.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(continued)
(in thousands)

	Three Months Ended			% Change From
	September 30, 2021	June 30, 2021	September 30, 2020	June 30, 2021	September 30, 2020
EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION FOR REAL ESTATE (EBITDAre)

Net income attributable to Whitestone REIT	$2,899	$5,126	$900	(43)%	222%
Depreciation and amortization	7,340	7,105	7,171	3%	2%
Interest expense	6,142	6,143	6,400	—%	(4)%
Provision for income taxes	100	87	105	15%	(5)%
Net income attributable to noncontrolling interests	47	92	14	(49)%	236%
Equity in earnings of real estate partnership	(151)	(189)	(196)	(20)%	(23)%
EBITDAre adjustments for real estate partnership	807	766	804	5%	—%
Gain on sale of property from discontinued operations	—	(1,833)	—	N.M.	N.M.
(Gain) loss on sale or disposal of assets, net	48	(224)	18	121%	167%
EBITDAre	17,232	17,073	15,216	1%	13%
Management fee, net of related expenses	83	83	81	—%	2%
Share-based compensation expense	1,563	1,244	1,645	26%	(5)%
EBITDAre-Adjusted	$18,878	$18,400	$16,942	3%	11%

	Nine Months Ended September 30,		% Change From September 30,
	2021	2020	2020
EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION FOR REAL ESTATE (EBITDAre)

Net income attributable to Whitestone REIT	$9,440	$2,922	223%
Depreciation and amortization	21,458	21,112	2%
Interest expense	18,417	19,561	(6)%
Provision for income taxes	274	288	(5)%
Net income attributable to noncontrolling interests	165	58	184%
Equity in earnings of real estate partnership	(429)	(752)	(43)%
EBITDAre adjustments for real estate partnership	2,258	2,690	(16)%
Gain on sale of property from discontinued operations	(1,833)	—	N.M.
(Gain) loss on sale or disposal of assets, net	(177)	882	N.M.
EBITDAre	49,573	46,761	6%
Management fee, net of related expenses	246	246	—%
Share-based compensation expense	4,275	4,167	3%
EBITDAre-Adjusted	$54,094	$51,174	6%